EXHIBIT A
                            JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto, and any filing on Schedule 13D relating to the same investment) with respect to the shares of common stock, par value $0.01 per share, of Cyberonics, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.


Dated: June 22, 2007


RHO CAPITAL PARTNERS, INC.

By: /s/ Jeffrey I. Martin
------------------------------------
Jeffrey I. Martin, Authorized Signer



JOSHUA RUCH

By: /s/ Jeffrey I. Martin
------------------------------------
Jeffrey I. Martin, Authorized Signer

HABIB KAIROUZ

By: /s/ Jeffrey I. Martin
------------------------------------
Jeffrey I. Martin, Authorized Signer


MARK LESCHLY

By: /s/ Jeffrey I. Martin
------------------------------------
Jeffrey I. Martin, Authorized Signer


DRAKENSBERG, L.P.

By: /s/ Jeffrey I. Martin
------------------------------------
Jeffrey I. Martin, Authorized Signer


KARIBA LLC

By: /s/ Jeffrey I. Martin
------------------------------------
Jeffrey I. Martin, Authorized Signer